EX-99.23(g)(1)(a)

                              THE LOU HOLLAND TRUST
                       AMENDMENT TO THE CUSTODY AGREEMENT


     THIS AMENDMENT dated as of this 24 day of February, 2006, to the Custody Agreement, dated as of May 18, 2004 (the "Agreement"), is entered by and between THE LOU HOLLAND TRUST, a Delaware statutory trust (the "Trust") and U.S. BANK, N.A., a national banking association (the "Custodian").

                                    RECITALS

     WHEREAS, the parties have entered into a Custody Agreement; and

     WHEREAS, the Trust and the Custodian desire to amend said Agreement; and

     WHEREAS, Article XIV, Paragraph 14.4 of the Agreement allows for an amendment by a written instrument executed by both parties.

     NOW, THEREFORE, the parties agree as follows:

          Exhibit C, the fee schedule of the Agreement, is hereby superseded and replaced with Exhibit C attached hereto.

          Except to the extent amended hereby, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.


THE LOU HOLLAND TRUST                                   U.S. BANK, N.A.


By: /S/ LOUIS A. HOLLAND                                By: /S/ MICHAEL MCVOY
    -----------------------                                 --------------------------------

Printed Name: LOUIS A. HOLLAND                          Printed Name: MICHAEL MCVOY
              -----------------------------------                     ----------------------

Title: PRESIDENT, HOLLAND CAPITAL MANAGEMENT, INC.      Title: VICE PRESIDENT
       ---------------------------------------------           -----------------------------
       General Partner, Holland Capital Management, L.P.

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



                                    EXHIBIT C
                                     TO THE
                    CUSTODY AGREEMENT - THE LOU HOLLAND TRUST

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                            DOMESTIC CUSTODY SERVICES
                               ANNUAL FEE SCHEDULE
                   LOU HOLLAND GROWTH FUND--EFFECTIVE 01/01/06
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ANNUAL   FEE BASED UPON MARKET VALUE: 0.02% on assets ( 2 basis points) Minimum annual fee $3,000 per Fund CCO Support $1,200 per year


PORTFOLIO TRANSACTION FEES
$12.00 per US Bank repurchase agreement transaction

$12.00 per book entry security (depository or Federal Reserve system) and non-US
Bank repurchase agrmt

$25.00 per portfolio transaction processed through our New
York custodian definitive security (physical)

$ 8.00 per principal paydown

$15.00 per option/future contract written, exercised or expired .

$50.00 per Cedel/Euroclear transaction

$15.00 per mutual fund trade

$15.00 per Fed Wire

$15.00 per margin variation Fed wire

$6.00 per short sale

$150.00 per segregated account per year

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

No charge for the initial conversion free receipt.

Overdrafts - charged to the account at prime interest rate plus 2.

Plus out-of-pocket expenses, and extraordinary expenses based upon complexity, including items such as shipping fees or transfer fees.

Fees are billed monthly.

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